UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

CAPSTONE GREEN ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	CGEH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 23, 2025, Capstone Green Energy Holdings, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Christopher J. Close to serve as a director of the Company, effective June 16, 2025. It is also expected that Mr. Close will be appointed to the Board’s Audit Committee. In connection with the appointment of Mr. Close, the Board expanded the size of the Board to seven members.

Mr. Close (59) has more than 35 years of experience in financial and business management, with experience serving as Chief Financial Officer and in financial planning and analysis, investor relations, M&A, treasury, accounting, HR and IT, with a particular focus in the energy industry. He has served as President of Close Consulting LLC since September 2017, where he has served in interim CFO roles and provides consulting services to business owners of various companies across various industries, including environmental technology, marina management, sports marketing, private philanthropic investment, hospitality technology, and residential solar. Prior to forming Close Consulting, he served as Chief Financial Officer of Noramco, Inc., a global, multi-site manufacturer of opioids and other drug compounds, from 2016 to 2017. He served as Chief Financial Officer at Preferred Sands, Inc., a multi-site manufacturer and distributor of frac sand, from 2012 to 2016. Mr. Close’s career includes experience as an auditor at PricewaterhouseCoopers before progressing into corporate and business unit roles at companies such as ARCO Chemical, Airgas, Exelon Corporation and Constellation Energy. He became a Certified Public Accountant (license inactive) in the State of Pennsylvania and currently holds Federal and State securities licenses (Series 7 & 66) as a registered advisor. Mr. Close holds a Bachelor of Science in Accounting from the University of Delaware, and a Master of Business Administration from Villanova University.

There are no arrangements or understandings between Mr. Close and any other persons pursuant to which he was named as a director of the Company. He does not have any family relationship with any of the Company’s directors or executive officers or any person nominated or chosen by the Company to be a director or executive officer, nor does he have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Mr. Close will be compensated for his service as director consistent with the compensation of the Company’s other non-executive directors. In connection with his appointment, Mr. Close was granted restricted stock units with a value of $2,5000 under the Company’s 2023 Equity Incentive Plan, which vest one year from the date of grant.

Item 7.01	Regulation FD Disclosure

On June 23, 2025, the Company issued a press release announcing the appointment of Mr. Close to the Board. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 23, 2025 (furnished herewith).
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

Date: June 23, 2025	By:	/s/ John J. Juric
Name: John J. Juric
Chief Financial Officer